UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2026

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices, including zip code)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Explanatory Note:

On February 18, 2026, Avalon Globocare Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) reporting the Company and Wenzhao Lu (the “Purchaser”) entered into an Amended and Restated Membership Interest Purchase Agreement (the “Amended MIPA”), pursuant to which the Company sold to the Purchaser 100% of the membership interests of Avalon RT 9 Properties, LLC, a wholly owned subsidiary of the Company (“Avalon RT9”). Avalon RT9 was the owner of real property located at 4400 Route 9 South, Freehold, New Jersey 07728 , where the Company maintains its principal office space. The Original Report indicated that pro forma financial information required by Item 9.01(b) of Form 8-K would be filed by amendment.

This Current Report on Form 8-K/A amends the Original Report to provide the unaudited pro forma consolidated financial information required by Item 9.01(b) of Form 8-K. Except as described herein, this Form 8-K/A does not amend, modify, or update any other information contained in the Original Report.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro forma financial information*.

The unaudited pro forma consolidated financial information of the Company giving effect to the Amended MIPA consisting of

(i) the unaudited pro forma consolidated balance sheet as of December 31, 2025, and

(ii) the unaudited pro forma consolidated statements of operations and comprehensive loss of the Company for the years ended December 31, 2025 and 2024.

*Filed as Exhibit 99.1

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Unaudited pro forma consolidated financial information
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: April 21, 2026	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer